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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2006, Valassis Communications, Inc. (“Valassis”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ADVO, Inc. a Delaware corporation (“ADVO”), and Michigan Acquisition Corporation, a wholly owned subsidiary of Valassis (“Merger Sub”). The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into ADVO (the “Merger’). As a result of the Merger, the separate corporate existence of Merger Sub will cease and ADVO will continue as a wholly owned subsidiary of Valassis.

As of the Effective Time (as defined in the Merger Agreement), each share of common stock of ADVO (other than shares owned by ADVO, Valassis or Merger Sub which will be cancelled and Dissenting Shares (as defined in the Merger Agreement)), will be converted into the right to receive $37.00 in cash, without interest. Each ADVO stock option outstanding immediately prior to the time of closing of the Merger shall become fully vested and each holder thereof shall receive, at the Effective Time, an amount of cash, without interest, equal to the excess, if any, of $37.00 over the exercise price of such stock option. The total cash consideration for the Merger is approximately $1,193,000,000 (on a diluted basis).

The Board of Directors of ADVO and Valassis have each unanimously approved the Merger Agreement. Each party’s obligation to consummate the Merger is subject to customary conditions, including (i) the approval of ADVO’s shareholders, (ii) the expiration or termination of the Hart-Scott-Rodino waiting period, (iii) the absence of any injunctions or statutory prohibitions and (iv) the performance of each party of its obligations under the Merger Agreement and the accuracy of each party’s representations.

The Merger Agreement contains certain termination rights for both Valassis and ADVO, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, ADVO may be required to pay Valassis a termination fee of $38 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the Merger Agreement, Valassis and ADVO entered into a Letter Agreement, dated July 5, 2006, with respect to certain compensation and employee benefits matters. A copy of the Letter Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

It is anticipated that Valassis will enter into a consulting agreement with S. Scott Harding, who is currently the Chief Executive Officer of ADVO, effective upon consummation of the Merger.

Bear, Stearns & Co. has provided Valassis committed financing for the Merger.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation dated as of July 5, 2006
2.2	Letter Agreement between Valassis Communications, Inc. and ADVO, Inc. dated July 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Barry P. Hoffman
Date: July 10, 2006	Name:	Barry P. Hoffman
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation dated as of July 5, 2006
2.2	Letter Agreement between Valassis Communications, Inc. and ADVO, Inc. dated July 5, 2006